UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information.

On June 1, 2012, LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), closed its previously announced acquisition of certain oil and natural gas properties located in the Permian Basin region of New Mexico and onshore Gulf Coast region of Texas (the “Transferred Properties”) pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) among Lime Rock Resources A, L.P., a Delaware limited partnership (“LRR A”), Lime Rock Resources B, L.P., a Delaware limited partnership (“LRR B”), Lime Rock Resources C, L.P., a Delaware limited partnership (“LRR C,” and together with LRR A and LRR B, the “Seller”) and the Partnership and LRE Operating, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, for $65.1 million in cash consideration (the “Acquisition”), after giving effect to purchase price adjustments from the effective date of the Purchase Acquisition (March 1, 2012).  The post closing adjustments to the purchase price were finalized in September 2012, and the Partnership received $1.1 million in cash from Fund I. The Partnership financed the acquisition with borrowings under its revolving credit facility.

The general partner of the Partnership, LRE GP, LLC, a Delaware limited liability company (the “General Partner”), is ultimately controlled by the co-founders of Lime Rock Management LP, a Delaware limited partnership (“Lime Rock Management”), who also ultimately control the Seller. The Seller owns 5,049,600 common units and 6,720,000 subordinated units representing limited partner interests in the Partnership representing an aggregate 52.4% limited partner interest in the Partnership and, through the Seller’s Class B interest in the General Partner, is entitled to receive 80% of the distributions the Partnership makes with respect to the incentive distribution rights held by the General Partner through November 16, 2017. The General Partner also owns an approximate 0.1% general partner interest in the Partnership, represented by 22,400 general partner units. In addition, the non-independent directors and executive officers of the General Partner, other than the General Partner’s Chief Financial Officer, serve in similar capacities with, and own economic interests, investments and other economic incentives in, Lime Rock Management, the Seller and their affiliates.

As described in our Quarterly Report on Form 10-Q for the periods ended June 30, 2012 and September 30, 2012 and within this Current Report on Form 8-K, our acquisition of the Transferred Properties from the Seller in June 2012 was accounted for as a transaction between entities under common control. The purpose of this Current Report on Form 8-K is to recast certain financial and other information of the Partnership to include the financial position and results attributable to the Transferred Properties as if the Partnership had owned such assets for all periods presented in 2011. Items 6, 7 and 8 of the Partnership’s 2011 Annual Report on Form 10-K filed with the SEC on March 27, 2012 (“2011 Form 10-K”) have been retrospectively updated to give effect to the acquisition. There have been no revisions or updates to any other sections of the 2011 Form 10-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers on Consolidated and Combined Financial Statements of LRR Energy, L.P.
99.1	Selected Financial Data
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated and Combined Financial Statements of LRR Energy, L.P.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Submitted electronically herewith

In accordance with Rule 406T of Regulation S-T, the XBRL information in Exhibit 101 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: December 10, 2012	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice-President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers on Consolidated and Combined Financial Statements of LRR Energy, L.P.
99.1	Selected Financial Data
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated and Combined Financial Statements of LRR Energy, L.P.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Submitted electronically herewith

In accordance with Rule 406T of Regulation S-T, the XBRL information in Exhibit 101 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.